Exhibit 8.1

[LETTERHEAD OF BOWLES RICE MCDAVID GRAFF & LOVE LLP]

April 18, 2011

Richard M. Adams

United Bankshares, Inc.

514 Market Street

Post Office Box 1508

Parkersburg, West Virginia 26102

Dear Mr. Adams:

You have requested our opinion on certain federal income tax consequences relating to the merger (“Merger”) of Centra Financial Holdings, Inc., a West Virginia corporation (“Centra”) with and into UBC Holding Company, Inc., a West Virginia corporation (“Merger Sub”), and the merger (“Bank Merger”) of Centra Bank, Inc., a West Virginia banking corporation with and into United Bank, Inc., a West Virginia banking corporation (“United Bank”).

The relevant facts concerning the mergers are set forth in the Agreement and Plan of Reorganization executed by the above parties and dated as December 15, 2010 (the “Agreement and Plan of Reorganization”). A description of the transaction set forth therein is incorporated herein reference. All capitalized terms used herein and not otherwise defined herein shall have the same meanings given them in the Agreement and Plan of Reorganization. Except as otherwise indicated, all “Section” and “Regulation” references contained herein refer, respectively, to sections of the Internal Revenue Code of 1986, as amended, and to the Treasury Regulations promulgated thereunder.

REPRESENTATIONS

With your permission, we have relied upon statements and representations set forth in the Agreement and Plan of Reorganization, in the Registration Statement on Form S-4, and any exhibits attached thereto, initially filed on March 18, 2011, as amended through the effective date thereof (the “Registration Statement”), and in letters of each of United and Centra addressed to this firm and DLA Piper LLP (US), counsel to Centra, of even date herewith and attached hereto, concerning the Merger:

OPINION

Based solely upon the information submitted and on the statements and representations set forth above, we are of the opinion that the Merger will constitute a tax-free reorganization within the meaning of Internal Revenue Code Section 368(a).

It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts or representations stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, some or all of the opinions expressed in this letter may become inapplicable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement in respect to the shares of United Common Stock to be issued in connection with the merger, and to the reference to this opinion under the caption “The Merger—Certain Federal Income Tax Consequences” and elsewhere in the Prospectus/Joint Proxy Statement included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

BOWLES RICE MCDAVID GRAFF & LOVE LLP

By:	/s/ David A. DeJarnett
David A. DeJarnett
Its:	Partner

CENTRA FINANCIAL HOLDINGS, INC. LETTERHEAD

April 18, 2011

Bowles Rice McDavid Graff & Love LLP

51 W. 52nd Street

New York, New York 10019

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, DC 20004

Ladies and Gentlemen:

In connection with the contemplated Merger, as defined and described in the Agreement and Plan of Reorganization, dated as of December 15, 2010, as amended, and the Supplement for Merger Sub Accession to Merger Agreement (collectively, the “Agreement”), by and among United Bankshares, Inc., a West Virginia corporation (“Parent”), UBC Holding Company, Inc., a West Virginia corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Centra Financial Holdings, Inc., a West Virginia corporation (the “Company”), Bowles Rice McDavid Graff & Love LLP, counsel to Parent, and DLA Piper LLP (US), counsel to the Company (collectively referred to herein as “Counsel”), will render their separate opinions with respect to certain United States federal income tax consequences of the Merger. In connection with the issuance of such opinions, each of the undersigned, after due inquiry and investigation, hereby represents and certifies, on behalf of the Company, respectively, that the statements and representations contained herein are true, correct and complete in all material respects at the date hereof and will be true, correct and complete in all material respects at the Effective Time (as if made as of the Effective Time):1

1.	The facts, representations and covenants of or related to the Company in connection with the Merger and related transactions that are set forth in the Agreement, the Registration Statement on Form S-4, initially filed on March 18, 2011, as amended through the effective date thereof (the “Registration Statement”), and the other documents included or described in the Registration Statement, as amended or supplemented through the date hereof are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time (as if made as of

[1]	Unless otherwise indicated, each capitalized term used herein shall have the meaning ascribed to it in the Agreement. Except as otherwise indicated, all “Section” and “Regulation” references contained herein refer, respectively, to sections of the Internal Revenue Code of 1986, as amended, and to the Treasury Regulations promulgated thereunder.

Bowles Rice McDavid Graff & Love LLP

DLA Piper LLP (US)

April 18, 2011

the Effective Time). The Company has executed and delivered the Agreement and Plan of Reorganization to Parent. The Company has executed and delivered the Supplement for Merger Sub Accession to Merger Agreement to Parent and Merger Sub. The Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent and the Company with respect to the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Agreement, the Registration Statement and the other documents described in the Registration Statement. The Merger will be consummated in compliance with the Agreement and in accordance with applicable state corporation laws. The Merger is being undertaken for the business purposes described under the caption “Centra’s Reasons for the Merger; Recommendation of the Centra Board of Directors” in the Registration Statement and not for purposes of tax avoidance. The Merger is an ordinary and necessary incident of the conduct of the enterprise of the Company and provides for a continuation of the enterprise of the Company. The Merger is logical and sound from a business standpoint, and that tax considerations, if present at all, are secondary. The assumption by Merger Sub of the liabilities of the Company pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of the Company to Merger Sub pursuant to the Merger.

1.	The fair market value of the Parent Common Stock and other consideration received by each shareholder of the Company will be, at the Effective Time, approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor pursuant to the Merger, as determined on the basis of arm’s-length negotiations among the parties.

2.

Pursuant to the Merger, no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent other than Parent Common Stock (and cash in lieu of a fractional share thereof). The Company has not caused, and in connection with the Merger, will not cause, an extraordinary distribution with respect to its shares to occur. Neither the Company nor a Company Related Person (as defined below) has participated, and no such person will participate, in a purchase, redemption or other acquisition of, or in any distributions with respect to, Company Common Stock, in connection with or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part. Neither the Company nor any Company Related Person (as defined below), has paid or will pay, in connection with the Merger or

Bowles Rice McDavid Graff & Love LLP

DLA Piper LLP (US)

April 18, 2011

otherwise as part of a plan of which the Merger is a part, any amount to, or on behalf of, any Company shareholder in connection with any sale, redemption or other disposition of any Company Common Stock or Parent Common Stock. “Parent Related Person” and “Company Related Person” means a person related to Parent and the Company, respectively, as defined in Treasury Regulation Section 1.368-1(e)(4). For purposes of this representation: (i) any reference to Parent, Merger Sub or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent or Merger Sub and neither Parent nor Merger Sub is treated as a successor of the Company; (ii) each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner’s interest in the partnership; and (iii) an acquisition of Parent Common Stock or Company Common Stock by a person acting as an intermediary for or pursuant to any transaction, agreement or other understanding with Parent, Merger Sub, the Company, a Parent Related Person or a Company Related Person will be treated as made by Parent, Merger Sub, the Company, the Parent Related Person or the Company Related Person, as the case may be.

3.	Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to its stockholders who receive cash or other property, assets of the Company used to pay its reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by the Company immediately prior the Merger, and all assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Parent and Merger Sub regarding the Merger and ending as of the date hereof) will be included as assets of the Company held immediately prior to the Merger.

4.	The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

Bowles Rice McDavid Graff & Love LLP

DLA Piper LLP (US)

April 18, 2011

5.	The Company and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

6.	There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries) and the Company (or any of its subsidiaries) that was issued, acquired or will be settled at a discount.

7.	The Company is not an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv).[1]

8.	The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

9.	At the Effective Time, the fair market value of the assets of the Company transferred to Parent in the Merger will equal or exceed the sum of the liabilities assumed by Parent, plus the amount of liabilities, if any, to which the assets are subject.

10.	The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Company shareholders in exchange for their shares of Company Common Stock. The fractional share interests of each Company shareholder will be aggregated, and (with the possible exception of Company shareholders who hold Company Common Stock in multiple accounts or with multiple brokers) no Company shareholder will receive cash in lieu of fractional shares in an amount greater to or greater than the value of one full share of Parent Common Stock.

[1]

Section 368(a)(2)(F)(iii) defines an investment company as “a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment. In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and a corporation shall be considered a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding.” Section 368(a)(2)(F)(iv) provides rules as to which assets are included and excluded in making this determination.

Bowles Rice McDavid Graff & Love LLP

DLA Piper LLP (US)

April 18, 2011

11.	None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

12.	Company will file statements for the taxable year within which the Merger occurs, and will retain permanent records containing information regarding the amount, basis, and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of the Merger, as required by Treas. Reg. §1.368-3.

13.	There will be no dissenters to the Merger.

14.	The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

The undersigned recognizes that your opinions (i) may be based on, among other things, various representations, statements and assumptions, including those set forth herein, in the Agreement (including the exhibits and schedules thereto) and in the documents related thereto, (ii) will be subject to certain limitations and qualifications, including that they may not be relied upon if any of the representations, statements or assumptions on which the opinions are based are not accurate and complete, (iii) will assume that all statements, representations, covenants and agreements addressed in this representation letter are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge or belief, and (iv) will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

If any of the representations or statements contained herein becomes inaccurate or incomplete in any respect at any time prior to the Effective Time, the undersigned agrees to deliver to you immediately a written notice to that effect.

Bowles Rice McDavid Graff & Love LLP

DLA Piper LLP (US)

April 18, 2011

IN WITNESS HEREOF, I have caused this representation letter to be executed on this 18th day of April, 2011.

CENTRA FINANCIAL HOLDINGS, INC.

By:	/s/ Darren K. Williams

Name:	Darren K. Williams
Title:	Vice President and Chief Financial Officer

UNITED BANKSHARES, INC. LETTERHEAD

April 18, 2011

Bowles Rice McDavid Graff & Love LLP

600 Quarrier Street

Charleston, WV 25301

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, DC 20004

Ladies and Gentlemen:

In connection with the contemplated Merger, as defined and described in the Agreement and Plan of Reorganization, dated as of December 15, 2010, as amended, and the Supplement for Merger Sub Accession to Merger Agreement (collectively, (the “Agreement”), by and among United Bankshares, Inc., a West Virginia corporation (“Parent”), UBC Holding Company, Inc., a West Virginia corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”), and Centra Financial Holdings, Inc., a West Virginia corporation (the “Company”), Bowles Rice McDavid Graff & Love LLP, counsel to Parent, and DLA Piper LLP (US), counsel to the Company (collectively referred to herein as “Counsel”), will render their separate opinions with respect to certain United States federal income tax consequences of the Merger. In connection with the issuance of such opinions, each of the undersigned, after due inquiry and investigation, hereby represents and certifies, on behalf of Parent and Merger Sub, respectively, that the statements and representations contained herein are true, correct and complete in all material respects at the date hereof and will be true, correct and complete in all material respects at the Effective Time (as if made as of the Effective Time):1

1.	The facts, representations and covenants of or related to Parent and Merger Sub in connection with the Merger and related transactions that are set forth in the Agreement, the Registration Statement on Form S-4, initially filed on March 18, 2011, as amended through the effective date thereof (the “Registration Statement”), and the other documents included or described in the Registration Statement, as amended or supplemented through the date hereof are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time (as if made as of the

[1]	Unless otherwise indicated, each capitalized term used herein shall have the meaning ascribed to it in the Agreement. Except as otherwise indicated, all “Section” and “Regulation” references contained herein refer, respectively, to sections of the Internal Revenue Code of 1986, as amended, and to the Treasury Regulations promulgated thereunder. To the extent applicable, representations made with respect to Parent shall be deemed made with respect to Merger Sub.

Effective Time). Parent has executed and delivered the Agreement and Plan of Reorganization to the Company. Parent and Merger Sub have executed and delivered to the Company the Supplement for Merger Sub Accession to Merger Agreement. The Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent and the Company with respect to the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Agreement, the Registration Statement and the other documents described in the Registration Statement. The Merger will be consummated in compliance with the Agreement and in accordance with applicable state corporation laws. The Merger is being undertaken for the business purposes described under the caption “United’s Reasons for the Merger; Recommendation of the United Board of Directors” in the Registration Statement and not for purposes of tax avoidance. The Merger is an ordinary and necessary incident of the conduct of the enterprise of the Company and provides for a continuation of the enterprise of the Company. The Merger is logical and sound from a business standpoint, and that tax considerations, if present at all, are secondary. The assumption by Merger Sub of the liabilities of the Company pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of the Company to Merger Sub pursuant to the Merger.

2.	The fair market value of the Parent Common Stock and other consideration received by each shareholder of the Company will be, at the Effective Time, approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor pursuant to the Merger, as determined on the basis of arm’s-length negotiations among the parties.

3.

Pursuant to the Merger, no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent other than Parent Common Stock (and cash in lieu of a fractional share thereof). Neither Parent nor a Parent Related Person (as defined below) will acquire Company Common Stock for consideration other than Parent Common Stock in connection with the Merger. None of the shares of Parent Common Stock issued to holders of shares of Company Common Stock in the Merger is convertible to shares of stock of Merger Sub. Parent Common Stock received in the Merger in exchange for Company Common Stock will not be redeemed or otherwise acquired by Parent or a Parent Related Person for consideration other than Parent Common Stock in connection with the Merger (except for possible purchases of such shares that may be made by Parent on the open market, through a broker at the then prevailing market price as part of a stock repurchase program, which purchases and program satisfy the requirements of Revenue Ruling 99-58, 1999-2 C.B. 701 (a “Parent Repurchase Program”)). Parent is not aware of any extraordinary distribution with respect to Company Common Stock that has occurred or is intended, in each case, in connection with the Merger. Neither Parent, nor any Parent Related Person, has

participated, and in connection with the Merger, will not participate, in a redemption or acquisition of Company Common Stock made by the Company or a Company Related Person. “Parent Related Person” and “Company Related Person” means a person related to Parent and Company, respectively, as defined in Regulation §1.368-1(e)(4). For purposes of this representation: (i) any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that Company is not treated as a predecessor of Parent or Merger Sub and neither Parent nor Merger Sub is treated as a successor of the Company; (ii) each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner’s interest in the partnership; and (iii) an acquisition of Parent Common Stock or Company Common Stock by a person acting as an intermediary for or pursuant to any transaction, agreement or other understanding with Parent, Merger Sub, the Company, a Parent Related Person or a Company Related Person will be treated as made by Parent, Merger Sub, the Company, the Parent Related Person or the Company Related Person, as the case may be

4.	Neither Parent, any Parent Related Person, nor any affiliate of Parent has paid or will pay, prior to, in contemplation of or in connection with the Merger Merger or otherwise as part of a plan of which the Merger are a part, any amount to, or on behalf of, any Company shareholder in connection with any purchase, sale, redemption or other disposition of any Company Common Stock or Parent Common Stock.

5.	Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to its stockholders who receive cash or other property, assets of the Company used to pay its reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by the Company immediately prior the Merger, and all assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Parent and Merger Sub regarding the Merger and ending as of the date hereof) will be included as assets of the Company held immediately prior to the Merger.

6.

Parent has no plan or intention to liquidate Merger Sub (or to convert Target into a “disregarded” entity within the meaning of Treasury Regulation Section 301.7701-3 or a partnership); to merge Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of Merger Sub; or to cause Merger Sub to sell or otherwise dispose of the assets acquired from the

Company in the Merger, except for dispositions made in the ordinary course of business or qualified transfers of assets. For purposes of this representation, a “qualified transfer of assets” is any transfer of property of Merger Sub (i) to a corporation controlled by Merger Sub within the meaning of Section 368(c) of the Code, (ii) by a corporation (the “first corporation”) to another corporation controlled by the first corporation within the meaning of Section 368(c) of the Code if, but only if, the property transferred by the first corporation was acquired (A) in a transfer described in clause (i) of this sentence or (ii) in a transfer that is a part of a series of successive transfers, each one of which (other than the first transfer) is described in this clause (ii) and the first of which is described in clause (i) of this sentence.

7.	Following the Merger, Merger Sub or one or more members of the qualified group (within the meaning of Section 1.368-1(d)(4)(ii) of the Treasury regulations) of which Parent is the common parent will continue the historic business of the Company or use a significant portion of the Company’s business assets in the ordinary course of its business.

8.	No stock of Merger Sub will be issued in the transaction.

9.	Immediately prior and subsequent to the Merger, Parent will own all of the shares of all of the classes of issued and outstanding stock of Merger Sub, and therefore, will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

10.	Neither Parent nor Merger Sub has any plan or intention to cause Merger Sub after the Merger to issue additional shares of any class of the stock of Merger Sub that would result in Parent not owning at least eighty percent (80%) of the total combined voting power of all classes of stock of Merger Sub entitled to vote, or not owning at least eighty percent (80%) of the total number of shares of all other classes of stock of Merger Sub, and therefore, losing control of Merger Sub within the meaning of Section 368(c) of the Code.

11.	Parent will pay its expenses, if any, incurred in connection with the Merger.

12.	There is no intercorporate indebtedness existing between Parent (or Parent Related Person) and the Company (or Company Related Person) that was issued, acquired or will be settled at a discount and in connection with the Merger.

13.	Parent is not an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv).[2]

[2]	Section 368(a)(2)(F)(iii) defines an investment company as “a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment. In making the 50-percent and 80-percent determinations under the preceding sentence,

14.	Immediately prior to the Merger, Merger Sub holds no shares of Company stock.

15.	At the Effective Time, the fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the assets are subject. No liabilities of any person other than the Company will be assumed by Merger Sub or Parent in the Merger,

16.	The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Company shareholders in exchange for their shares of Company Common Stock. The fractional share interests of each Company shareholder will be aggregated, and (with the possible exception of Company Common Stock held in multiple accounts) no Company shareholder will receive cash in lieu of fractional shares in an amount greater to or greater than the value of one full share of Parent Common Stock.

17.	None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

18.	Parent will file statements for the taxable year within which the Merger occurs, and will retain permanent records containing information regarding the amount, basis, and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of the Merger, as required by Treas. Reg. §1.368-3.

stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and a corporation shall be considered a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding.” Section 368(a)(2)(F)(iv) provides rules as to which assets are included and excluded in making this determination.

19.	The undersigned are authorized to make all the representations set forth herein on behalf of Parent and Merger Sub.

The undersigned recognize that your opinions (i) may be based on, among other things, various representations, statements and assumptions, including those set forth herein, in the Agreement (including the exhibits and schedules thereto) and in the documents related thereto, (ii) will be subject to certain limitations and qualifications, including that they may not be relied upon if any of the representations, statements or assumptions on which the opinions are based are not accurate and complete, (iii) will assume that all statements, representations, covenants and agreements addressed in this representation letter are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge or belief, and (iv) will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

If any of the representations or statements contained herein becomes inaccurate or incomplete in any respect at any time prior to the Effective Time, the undersigned agree to deliver to you immediately a written notice to that effect.

IN WITNESS HEREOF, I have caused this representation letter to be executed on this 18th day of April, 2011.

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	Chairman of the Board and
Chief Executive Officer

UBC HOLDING COMPANY, INC.

By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	President